UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
May 25, 2010
UNIFI, INC.
(Exact name of registrant as specified in its charter)

New York	1-10542	11-2165495
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

7201 West Friendly Avenue	27410
Greensboro, North Carolina	(Zip Code)
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (336) 294-4410
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.04. TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.
     On May 25, 2010, Unifi, Inc. (the “Registrant”) issued a press release announcing that it will redeem an aggregate principal amount of $15,000,000 of its 11.5% Senior Secured Notes due 2014 (the “Notes”) on June 30, 2010 (the “Redemption Date”), in accordance with the terms of the Indenture (the “Indenture”), dated as of May 26, 2006. Pursuant to the terms of the Indenture, the redemption price for the Notes will be 105.75% of the principal amount of the redeemed Notes, plus accrued and unpaid interest. Following the completion of the redemption, there will be $163.7 million in aggregate principal amount of the Notes that will remain outstanding. In accordance with the Indenture, on May 25, 2010 the Registrant notified U.S. Bank National Association (the “Trustee”) that it will exercise its option to redeem the Notes on the Redemption Date. The Registrant plans to finance this redemption using borrowings under its revolving credit facility and domestic operating cash.
     A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

99.1	Press Release dated May 25, 2010 concerning the Registrant’s election to redeem a portion of its 11.5% Senior Secured Notes due 2014.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIFI, INC.
By:	/s/ Charles F. McCoy
Charles F. McCoy
Vice President, Secretary and General Counsel

Dated: May 25, 2010

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

99.1	Press Release dated May 25, 2010 concerning the Registrant’s election to redeem a portion of its 11.5% Senior Secured Notes due 2014.